SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

February 3, 2006

(Date of Earliest Event Reported)

ADVANCED OXYGEN TECHNOLOGIES, Inc.

(Exact Name of Registrant as Specified in its Charter)

 Delaware 000-09951 91-1143622

(State of Incorporation) (Commission File No.) (I.R.S. EmployerIdentification No.)

C/O Crossfield Incorporated133 West 13th St. Suite no.5 New York, NY 10011

(Address of Principal Executive Offices)

Registrant's Telephone Number: (212) 727-7085

26883 Ruether AvenueSanta Clarita, CA, 91351

(Former Address)

Table of Contents

Item 2: Acquisition or Disposition of Assets

Item 6: Resignations of Registrants Directors

Item 9: Financial Statements, Proforma Financial Information and Exhibits

Signatures

Exhibits:

Exhibit I, Stock Acquisition Agreement

Exhibit II, Lease

Exhibit III, Audited Financial Statements

Exhibit IV, Proforma Financial Information

Exhibit V, Promissory Note

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to a stock acquisition agreement attached hereto as exhibit I ("Stock Acquisition Agreement"), on February 3, 2006 Advanced Oxygen Technologies, Inc. ("AOXY") purchased 100.00% of the stock of Anton Nielsen Vojens ApS ("ANV"), a Danish company from Borkwood Development Ltd. (a crruent shareholder of AOXY) for Six Hundred and Fifty Thousand US Dollars. The transaction was financed as follows:

1) AOXY executed a promissory note ("Note") for $650,000, payable to the sellers of ANV ("Sellers") payable and amortized monthly and carrying a interest at 5% per year. AOXY has the right to prepay the note at any time with a notice of 14 days. To secure the payment of principal and interest the Sellers will receive a perfect lien and security interest in the Shares in the company ANV until the note with accrued interest is paid in full., and,

2) In the case that the Note has not been repaid within 12 months from the day of closing the Sellers have the right to convert the debt to common stock of Advanced Oxygen Technologies, Inc. in an amount of non diluted shares calculated on the conversion Date, equal to the lesser of : a) Six hundred and Fifty thousand (650,000) or the Purchase Price minus the principal payments made by the buyer, which ever is greater, divided by the previous ten day closing price of AOXY as quoted on the national exchange, or b) Fifteen million shares, which ever is lesser. The Sellers must demand such conversion with a notice of 1 month.

ANV owns commercial real estate in Denmark. The property has a tenant that has 13 years remaining on their lease (attached hereto as Exhibit II, "Lease").

ITEM 6: RESIGNATIONS OF REGISTRANTS DIRECTORS:

On February 6, 2006 Kurt Sondergaard resigned from the Company's Board of Directors.

ITEM 9. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

EXHIBIT I, Stock Acquisition Agreement

EXHIBIT II, Lease

EXHIBIT III, Audited Financial Statements

EXHIBIT IV, Proforma Financial Information

EXHIBIT V, Promissory Note

SIGNATURE

In accordance with the requirements of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 3, 2006

/s/ Robert E. Wolfe /s/
------------------------------------------
Robert E. Wolfe, Chairman of the Board and
Chief Executive Officer and Principal
Financial Officer

EXHIBIT I

STOCK ACQUISITION AGREEMENT

January 27, 2006

FOR: 100 % ANTON NIELSEN VOJENS APS STOCK

BETWEEN:

THE SHAREHOLDERS OF ANTON NIELSEN VOJENS APS

AND

ADVANCED OXYGEN TECHNOLOGIES, INC.

Table of Contents

STOCK ACQUISITION AGREEMENT	3
1. RECITALS.	3
2. CONSTRUCTION & INTERPRETATION.	3
3. DEFINITIONS.	3
4. PURCHASE AND SALE; CLOSING.	5
5. PURCHASE PRICE	5
6. DELIVERIES	6
6.1. SHAREHOLDERS DELIVERIES	6
6.2. BUYERS DELIVERIES.	6
7. REPRESENTATIONS AND WARRANTIES	6
7.1. BUYER REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:	6
7.2. THE SHAREHOLDERS REPRESENT, WARRANT, COVENANT AND AGREE AS FOLLOWS	7
8. INDEMNIFICATION	10
9. TAXES	10
10. COSTS AND EXPENSES	11
12. BROKERS, FINDERS OR COMMISSIONS	11
13. CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS	11
14. MISCELLANEOUS PROVISIONS	12
SIGNATURES	14
EXHIBITS	16
SCHEDULE 1	16
DELIVERED DOCUMENTS	17
EXHIBIT A	17
SHAREHOLDERS	17
AUDITED FINANCIAL STATEMENTS	18
LEASE CONTRACT	19

STOCK ACQUISITION AGREEMENT

THIS STOCK ACQUISITION AGREEMENT (this &#x201CAgreement&#x201D) is dated as of January 27, 2006, among: (i) Advanced Oxygen Technologies, Inc., a Delaware corporation (&#x201CBuyer&#x201D, or &#x201CAOXY&#x201D); and (ii) the shareholder(s) as listed on Exhibit A herein (collectively, the &#x201CShareholders&#x201D).

1. Recitals.

1.1. The Shareholders own One Hundred (100) percent of the issued and outstanding shares of the capital stock (the &#x201CParent Equity&#x201D) of Anton Nielsen Vojens ApS, a Denmark corporation ANV&#x201D) in the amounts as listed on Exhibit A.

1.2. ANV owns no subsidiaries, in whole or in part. For purposes of this Agreement, ANV shall be referred to as the &#x201CCompany&#x201D or the &#x201CCompanies.&#x201D

1.3. The Companies are engaged in the real estate investment business (the &#x201CBusiness&#x201D).

1.4. The Shareholders wish to sell and the Buyer wishes to purchase all of the Parent Equity, (collectively the &#x201CShares&#x201D), pursuant to the terms and conditions of this Agreement.

1.5. In consideration of the mutual benefits and covenants contained herein, and subject to the terms and conditions set forth herein, the parties hereto voluntarily enter into this Agreement.

2. Construction & Interpretation.

2.1. All documents referred to in this Agreement as &#x201CSchedules&#x201D and &#x201CExhibits&#x201D are hereby incorporated by such reference as a part of this Agreement as though set forth in full at the point of such reference.

2.2. Whenever in this Agreement there appears the locative adverbs &#x201Cherein&#x201D, &#x201Chereunder&#x201D, &#x201Cherein below&#x201D, &#x201Cherein above&#x201D, &#x201Cunder this Agreement&#x201D, or any substantially similar adverb or phrase, the same shall be deemed to refer to this Agreement in its entirety and not to any specific article, section, subsection, subpart, paragraph or subparagraph.

2.3. As used herein, the terms &#x201Cin this Agreement,&#x201D &#x201Cunder this Agreement&#x201D or substantially similar terms, encompass not only the four corners of this Agreement, but also mean, refer to and include all exhibits, schedules, or ancillary documents attached hereto.

3. Definitions.

3.1. In addition to any other terms or phrases which may be defined herein, the following definitions shall apply to and govern this Agreement:

3.1.1. &#x201CAffiliate&#x201D shall mean (i) a person or entity that, directly or indirectly, through one or more intermediaries controls or is controlled by, or is controlled by a person or entity that controls such person or entity; (ii) any trust or estate in which such person or entity has a beneficial interest or as to which such person serves as a trustee or in another fiduciary capacity; (iii) any spouse, parent or lineal descendent of such person or entity and (iv) an affiliate as defined by the Securities Act of 1933, as amended. As used in this definition, &#x201Ccontrol&#x201D shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of securities, partnership or other ownership interest, by contract or otherwise.

3.1.2. &#x201CAncillary Documents&#x201D shall mean the Employee Contract(s), Covenant of Non Competition, other agreements, opinions, and instruments or documents (together with any exhibits or schedules attached thereto) contemplated by, required by or referred to in, this Agreement for the consummation of the transactions contemplated hereby.

3.1.3. &#x2018Asset Appraisal shall mean the independent market appraisal of the Assets conducted by an appraiser acceptable to the Buyer as of and as amended, reflected in the Audited Financial Statements, together with any exhibits or schedules annexed thereto.

3.1.4. 'Asset Purchase Agreement' shall mean that there is no Agreement for Purchase & Sale of Specified Business Assets among Buyer and the Company and that all Assets of the Company will remain in the Company except as provided in Exhibit L and Exhibit K.

3.1.5. &#x201CAssets&#x201D shall mean the furniture, fixtures, equipment, property, vehicles and other tangible personal property of the Companies.

3.1.6. &#x201CAudited Financial Statements&#x201D attached hereto as Exhibit C, means:

3.1.6.1. The unqualified audited financial statements of the Companies for the periods ending 30-September-04, 30-September-05, all prepared in accordance with generally accepted accounting principles by independent certified public accountants/auditors acceptable to Buyer, and

3.1.6.2. Pro forma financial statements of the Companies for the interim period beginning 01-October-05 and ending on the Closing Date, prepared in accordance with generally accepted accounting principles by the Companies that are materially the same as the audited financial statements represented in Section 3.1.6.1 above.

3.1.7. &#x201CBuyers Legal Opinion&#x201D shall mean the legal opinion of Buyers counsel in a form reasonably acceptable to the Shareholders relating to Buyers representations in 7.1 hereof and contained herein as Exhibit G.

3.1.8. &#x201CClosing&#x201D and &#x201CClosing Date&#x201D shall have the meanings specified in Section 4.4 hereof.

3.1.9. &#x201CCovenant of Non Competition&#x201D shall mean the contract restricting competitive activities by the Shareholders and their respective Affiliates, and others and which shall comprise a part of the transaction contemplated by this Agreement, in a form substantially identical to Exhibit B.

3.1.10. &#x201CDelivered Documents&#x201D shall mean the documents and materials listed on Schedule 1.

3.1.11. &#x201CEmployment Contracts&#x201D shall mean, collectively, the Employment Agreement(s) to be executed between Buyer and the employees listed on Schedule F and the contracts contained therein, which shall comprise a part of the transaction contemplated by this Agreement in a form substantially identical to Exhibit F.

3.1.12. &#x201CHSR Act&#x201D shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

3.1.13. &#x201CLease&#x201D or &#x201CLeases&#x201D shall mean, collectively all those property, office, space or other facility(ies) lease(s), including but not limited to that certain lease(s) executed by the Company(ies) each providing for the lease of the Companies facilities, true copies of which are attached hereto as Exhibit D.

3.1.14. &#x201CLiability&#x201D or &#x201CLiabilities&#x201D shall mean any liability, obligation, loss or contingency, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or un-accrued, liquidated or un-liquidated, and whether due or to become due, regardless of when asserted or arising, listed on Exhibit K attached hereto and made a part hereof, attached hereto and made a part hereof.

3.1.15. &#x201CService Agreement(s)&#x201D shall mean, individually and collectively, that/those certain Service Agreement(s), as listed on Exhibit N.

3.1.16. &#x201CShareholders Legal Opinion&#x201D means and refers to the legal opinion of the Shareholders counsel, in a form reasonably acceptable to Buyer as contained herein as Exhibit H.

4. Purchase and Sale; Closing.

4.1. Purchase of the Shares. Subject to the terms and conditions of this Agreement the Shareholders hereby agree to sell, transfer and deliver to Buyer, and Buyer hereby agrees to purchase, the Shares.

4.2. No Assumption of Liabilities by Buyer. Notwithstanding any other provision in this Agreement, Buyer neither assumes nor shall be obligated to pay, perform or discharge any obligations or liabilities of Shareholders or Company, other than described herein in Exhibit K and Exhibit C, whether known or unknown, fixed, contingent or otherwise, including without limitation, any liability or obligation of Shareholders for taxes of any kind with respect to the Company for periods prior to the Closing Date.

4.3. Closing. The closing of the transactions contemplated by this Agreement (the &#x201DClosing&#x201D) will take place at a location mutually acceptable to the parties, no later than the earlier of (i) January 27, 2006 and (ii) three (3) business days after the expiration or early termination of the waiting period under the HSR Act (if applicable), or such other day mutually acceptable to the parties hereto (in each parties sole and absolute discretion) following the date on which all such conditions shall have been met (the &#x201CClosing Date&#x201D). In the event that the Closing has not occurred by February 1, 2006, for any reason, either Buyer or the Shareholders may terminate this Agreement. In addition, notwithstanding anything else in this Agreement to the contrary, the parties hereto mutually understand and agree that the Closing shall be conditioned upon the closing of the transactions contemplated under the Asset Purchase Agreement.

4.4. HSR Act Notification. Unless the notification and report referred to in this sentence shall have been filed prior to the execution hereof or unless such notification and report shall be deemed by the parties hereto not to be required by the HSR Act, the parties hereto, as promptly as practicable, but in no event later than five (5) business days after the date of this Agreement, file with the Federal Trade Commission (the &#x201CFTC&#x201D) and the Antitrust Division of the Department of Justice (the &#x201CAntitrust Division&#x201D) the notification and report form required for the transactions contemplated hereby pursuant to the HSR Act and request early termination of the statutory waiting period thereunder. The parties hereto shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing required to be made under the HSR Act, and shall use all reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to obtain as promptly as practicable any clearance required under the HSR Act for the transactions contemplated hereby. Shareholders agree to pay any and all filing fees, notification fees and costs, or other costs associated with compliance of the HSR Act.

5. Purchase Price

5.1. The purchase price for the Shares (the &#x201CPurchase Price&#x201D) shall be Six Hundred Fifty Thousand Dollars ($650,000.00), payable in cash, cash equivalents, securities, bonds, notes, or other compensation acceptable to the Shareholders, as further defined in 5.2 below or otherwise agreed to in writing by the parties hereto.

5.2. The Purchase Price shall consist of the following compensation:

5.2.1. Note signed by AOXY in the amount of $650,000 payable and amortized monthly and carrying a interest at 5% per year. AOXY has the right to prepay the note at any time with a notice of 14 days. To secure the payment of principal and interest the &#x201Cshareholders&#x201D will receive a perfect lien and security interest in the Shares in the company Anton Nielsen Vojens ApS until the note with accrued interest is paid in full.

5.2.2. In the case that the note has not been repaid within 12 months from the day of closing the &#x201CShareholders&#x201D have the right to convert the debt to common stock of Advanced Oxygen Technologies, Inc. in an amount of non diluted shares calculated on the conversion Date, equal to the lesser of : a) Six hundred and Fifty thousand (650,000) or the Purchase Price minus the principal payments made by the buyer, which ever is greater, divided by the previous ten day closing price of AOXY as quoted on the national exchange, or b) Fifteen million shares, which ever is lesser. The Shareholders must demand such conversion with a notice of 1 month.

6. Deliveries

6.1. Shareholders Deliveries

Against delivery of the Purchase Price, and as a condition precedent to Buyers obligation to consummate the transactions contemplated hereunder, the Shareholders shall sell, assign, transfer and deliver to Buyer, all of their respective right, title and interest in and to all of the Shares. In furtherance thereof, as a condition precedent to Buyers obligation to consummate the transactions contemplated hereunder, the Shareholders shall deliver to Buyer on or before the Closing Date the following:

6.1.1. A stock certificate(s), duly endorsed in blank or with a stock transfer power duly endorsed in blank or affixed thereto with respect to the Shares.

6.1.2. In addition, the Shareholder shall deliver or cause to be delivered to Buyer:

6.1.2.1. All executed Lease Contracts;

6.1.2.2. All executed Service Agreement(s)

6.1.2.3. A true and exact copy of the Tax Bill from the State of Denmark

6.2. Buyers Deliveries.

As a condition precedent to the Shareholders obligation to consummate the transactions contemplated hereunder, Buyer shall deliver to the Seller on or before the Closing Date the following:

6.2.1. Purchase Price;

6.2.2. Security interest and perfected lien in the Shares.

7. Representations and Warranties

7.1. Buyer represents, warrants, covenants and agrees as follows:

7.1.1. Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as and where its business is now conducted.

7.1.2. Authority. Buyer has full right, power, authority and capacity to execute and deliver this agreement and any other documents and instruments required to be executed and delivered hereunder, and to perform its obligations under this Agreement and the other documents and instruments executed and delivered in connection herewith. Buyers execution and delivery of and performance under this Agreement has been duly authorized by all necessary corporate action of Buyer and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity.

7.1.3. No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Buyer, and the consummation of any of the transactions contemplated thereby, by Buyer will not (i) violate any constitution, statute, regulation, rule or other restriction of any government or government agency to which the Buyer is subject; (ii) violate or conflict with any provision of the Articles of Incorporation or bylaws of Buyer; (iii) conflict with, or result in the breach or termination of, or constitute a default under, any agreement, commitment or other instrument, or any order, judgment or decree, to which Buyer is a party or by which it is bound; or (iv) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Buyer.

7.1.4. Corporate Form. Neither the shareholders nor the board of directors of Buyer have considered any action which would result in a change in Buyers corporate form (including merger and dissolution) nor are there any facts or circumstances presently in existence on which basis a reasonable person would have reason to believe that such action would be likely to be taken.

7.1.5. Receipt of Delivered Documents. Buyer acknowledges its receipt from the Shareholders, on or prior to the date hereof, of the Delivered Documents listed on Schedule 1 attached hereto.

7.1.6. Consent. No consent, notification, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other party is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents on the part of Buyer.

7.1.7. Capitalization: The Buyer has thirty two million, nine hundred and seventy three thousand, five hundred and eighty five (32,973,585) shares of common stock issued and outstanding.

7.2. The Shareholders represent, warrant, covenant and agree as follows:

7.2.1. Organization. Anton Nielsen Vojens ApS is a corporation duly organized, validly existing and in good standing under the laws of the State of Denmark. Anton Nielsen Vojens ApS has full corporate or company power and authority to conduct its Business as in where its Business is now conducted.

7.2.2. Capitalization. As of the date hereof, the authorized capital stock of Anton Nielsen Vojens ApS is 300,000 shares of common stock with a par value of 1 DKK per share, of which 300,000 shares are issued and outstanding, and (ii) 0 shares of preferred stock. All the Shares have been duly authorized and validly issued, and are fully paid and non-assessable. As of the Closing Date, there will be no outstanding subscription rights, warrants, options, conversion rights or other rights or agreements of any kind whatsoever entitling any person or entity to purchase or acquire any interest in any of the Shares. As of the Closing Date, there will be no agreement between any Shareholder and any other person or entity with respect to the voting and transfer of the Shares or the control of the Companies other than a buy/sale agreement among the Shareholders, which shall be terminated as of the Closing Date. None of the Shares have been issued in violation of any federal, state or other applicable law pertaining to the issuance of securities in violation of any rights, preemptive or otherwise, of any person or entity.

7.2.3. Subsidiaries. Anton Nielsen Vojens ApS does not own any Subsidiaries, in whole or part.

7.2.4. Authority. The Shareholders and the Companies as the case may be have full right, power, authority and capacity to execute this Agreement and all other agreements and instruments to be executed herewith, and to perform their obligations under this Agreement and any other agreements to be executed and delivered herewith. This Agreement and the other agreements and instruments to be executed and delivered in connection herewith constitute valid and legally binding obligations of the Shareholders, and the Companies as the case may be, enforceable in accordance with their terms, except as maybe limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and subject to general principals of equity.

7.2.5. No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Shareholders and the Companies shall not: (i) violate any constitution, statute, regulation, rule or other restriction of any government or government agency to which the Shareholders or the Company are subject; (ii) violate or conflict with any provision of the articles of incorporation or bylaws of the Companies or articles of organization (as applicable) of the Companies; (iii) result in the breach or termination of, or constitute a default under, any agreement, commitment or other instrument, or any order, judgment or decree, to which the Shareholders and the Companies as the case may be, are a party or by which they are bound including but not limited to: present or future, all labor union contracts, employment agreements, construction contracts, bonding, municipal or government contracts or (iv) permit the acceleration of the maturity of any indebtedness of Shareholders or the Companies, or any indebtedness secured by the Shareholders, the Companies or the Assets of the Companies.

7.2.6. Consent. No consent, notification, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other party is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents on the part of the Shareholders or the Companies.

7.2.7. Title to Stock. The Shareholders have, and as of the Closing Date will have, good and marketable, unencumbered, legal and beneficial title to the Shares, free and clear of all mortgages, security interests, conditional sales agreements, charges, pledges, claims or encumbrances of any kind. As of the Closing Date, the Companies shall have good and marketable and unencumbered title to their respective Assets, free and clear of any liens or encumbrances resulting from any taxes arising in any period up to the Closing Date, other than those listed in Exhibit K.

7.2.8. Litigation. There are no actions, claims, creditors proceedings, arbitrations or government investigations or other administrative or judicial proceedings pending or, threatened, against or affecting any of the Companies, or assigns, before any court, administrative agency or arbitration panel, and there are no orders, decrees or judgments pending or entered against any of the Companies or the Assets. There are no violations of any law or governmental rule or regulation pending or, threatened against the Subsidiaries or the Assets. The Companies have complied with all laws and governmental rules and regulations applicable to the Business or the Assets.

7.2.9. Financial Condition.

7.2.9.1. The financial statements, balance sheets and other information pertaining to the Companies set forth in Exhibit C hereto are true, correct and complete as of the dates and for the periods set forth therein; have been prepared in accordance with generally accepted accounting principles consistently applied; and fairly represent the financial position of the Companies at such dates and for such periods.

7.2.9.2. Since the date of the Audit Financial Statements, there has been no material adverse change in the financial condition, Assets or Liabilities of the Companies, other than minor changes in the ordinary course of business, none of which either single or in the aggregate have had a materially adverse effect on the Companies.

7.2.10. Lease. The Lease is in full force and effect without any default by the Company thereunder. All copies of the Lease(s) provided by the Shareholders and Company to Buyer are true and complete copies of the original Lease.

7.2.11. No Other Agreements. Other than set forth in this Agreement, the Companies have not entered into, and the Companies and the Assets are not subject to, any: (i) written contract or agreement for the employment of any employee of the Company; (ii) contract with any labor union or guild; (iii) similar contract or agreement affecting or relating to the Company and the Companys Assets other than the Companys 401K Plan or as disclosed herein or (iv) any other agreement that would adversely affect the Companies financial statements.

7.2.12. Bonding/Credit Capacity. The Companies bonding, bonding agreements, retention agreements, municipal contracts, government contracts, client contracts, vendor agreements, construction agreements, credit facilities, line(s) of credit, and all other agreements are true, complete and correct and represent the Companys contractual obligations and credit position in total and will not be adversely impacted, discontinued, canceled, voided, or otherwise be altered by executing the transactions contemplated herein and will continue in full force and effect subsequent to the execution of this Agreement.

7.2.13. Contract Compliance. The Companies respective obligation(s) under any contract or agreement reflected in the Audited Financial Statements or comprising the Delivered Documents or Ancillary Documents (as applicable) has been complied with by the applicable Company in accordance therewith and has had no material change or adverse effect in such contract or agreement.

7.3. Survival. All representations and warranties contained in Sections 7.1 and 7.2 of this Agreement shall survive the Closing Date for a period of Seven Years years after the Closing Date; provided, however, the representations and warranties set forth in Section 7.2.7 and 7.2.19 of this Agreement shall survive indefinitely.

8. Indemnification.

8.1. Indemnity by Buyer. Buyer shall indemnify, defend and hold harmless the Shareholders from and against and in respect to any loss, claim, damage, liability or expense, (including reasonable attorneys fees) (each a &#x201CLoss&#x201D) resulting to any Shareholder, either directly or indirectly, from: (i) any breach by Buyer of any of the representations and warranties set forth in Section 7.1 above, and (ii) Buyers failure to fulfill any covenant or agreement contained in this Agreement, and (iii) all liabilities and obligations set forth on Exhibit C or Exhibit K. This Indemnity shall be absolutely without personal recourse to or personal liability of any shareholder, director or officer of the Buyer.

8.2. Indemnity by the Shareholder(s). The Shareholders shall jointly and severally indemnify, defend and hold harmless Buyer from and against and in respect to any Loss that Buyer shall incur or suffer or which shall arise from or relate to any claim or cause of action by any party with respect to any Loss resulting to Buyer, either directly or indirectly, from: (i) any breach by the Shareholders of the representations and warranties set forth in Section 7.2 above, (ii) the Shareholders failure to fulfill any covenant or agreement contained in this Agreement, (iii) liabilities or obligations not set forth on Exhibit C or Exhibit K, and (iv) any of the Excluded Assets and Excluded Liabilities.

8.3. Notice to Indemnifying Party. Either party claiming a right to indemnification hereunder (the &#x201CIndemnitee&#x201D) shall promptly notify in writing the other party hereto (the &#x201CIndemnitor&#x201D) of the existence of any claim, demand or other matter to which its indemnification obligations hereunder would apply (each a &#x201CClaim&#x201D), and shall give it twenty (20) days to elect to defend the same at its own expense and with counsel of its own selection. Should the Indemnitor elect to defend the same at its own expense, the Indemnitor shall have the absolute right to compromise or settle such claim, demand or other matter in its sole discretion. If the Indemnitor fails within twenty (20) days after receipt of such notice to defend the same, the other party hereto shall, in addition to any other rights it may have, at law or in equity, have the right to undertake the defense of and compromise or settle the claim, demand or other matter.

9. Taxes.

9.1. The Shareholders hereby expressly assume responsibility for the payment of, and shall timely pay any and all sales and use taxes and assessments imposed by any governmental authority as well as any transfer fees, assumption fees and the like, if any, that may become due as a consequence of the transactions under this Agreement.

9.2. The Shareholders hereby expressly assume responsibility for the payment of, and shall timely pay any and all taxes of the Companies that are due and payable prior to the Closing Date, including but not limited to sales and use taxes, withholding taxes, payroll taxes, income taxes, franchise taxes, state taxes, federal taxes or other taxes owed by the Companies that may be due and assessable for the periods prior to the Closing Date even if such assessment of liability becomes due and payable subsequent to the Closing Date.

10. Costs and Expenses

10.1. Except as specifically stated herein, each party shall bear its own expenses, including expenses of counsel, with respect to this Agreement and the transactions contemplated hereby.

11. Right of Set Off

Notwithstanding any other provision in this Agreement, Buyer shall have the right to set off, in direct order of maturity, against any payments due under this Agreement any and all amounts owed to Buyer pursuant to the Stock Acquisition Agreement or pursuant to any other agreement, or ancillary document, by reason of Shareholders breach of a representation, warranty, or obligation under the Stock Acquisition Agreement or by reason of a breach by Shareholder of a representation, warranty or obligation under any ancillary Document or Agreement, including but not limited to the Covenant of Non Competition and the Employment Agreement, provided that Buyer shall provide Shareholders with written notice of the amount to be set off and the reasons therefore (a &#x201CSet-Off Notice&#x201D) at any time prior to the date or dates on which Buyer intends to apply a set-off from the amount due under this provision. If, after its receipt of a Set-Off Notice and payment by Buyer of any amount due under this Agreement less the amount set-off by Buyer, Shareholder disagrees with the amount of or reason for the set-off specified in a Set-Off Notice, Shareholder shall be prohibited from declaring the obligations under this Agreement, or any ancillary document including but not limited to the Covenant of Non Competition and the Employment Agreement, by reason of the set-off, to be in default and, upon Shareholders notice thereof to Buyer, the parties shall attempt to resolve the matter in good faith. Failing such resolution, Shareholder may seek an equitable resolution in a court of law, and during such time as the matter is pending and until the matter is finally and judicially resolved, Shareholder shall be prohibited from declaring the obligations under this Agreement, or any ancillary document including but not limited to the Covenant of Non Competition and the Employment Agreement, by reason of the set-off, to be in default.

If Buyer exercises its right of set-off in good faith and it is subsequently determined that such exercise was unwarranted, Buyer shall promptly pay all amounts improperly set off, and upon such payment Buyer shall be deemed to be in full compliance with its obligations under this Note.

12. Brokers, Finders or Commissions

12.1. Each of the parties to this Agreement represents and warrants to the other that all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by them individually, by their counsel, consultants or by officers of counsel or consultants for the other party and they have not dealt with or employed any broker or finder in connection with or on account of this Agreement or any transaction herein contemplated and insofar as they have knowledge.

13. Confidentiality; Public Announcements

13.1. Each party hereto agrees that it will not, without the prior written consent of the other party, disclose to any third party, directly or indirectly, any trade secrets or confidential data relating to such other party, or the business of such other party, as a result of the transactions contemplated by this Agreement. No public announcement or press release concerning the transactions contemplated herein shall be made at any time by the Buyer, the Shareholders or any of the Companies or unless by mutual written consent or otherwise required by law.

14. Miscellaneous Provisions

14.1. Exclusivity of Presentations and Warranties; Relationship between the Parties. The parties hereto agree that this is an arms length transaction in which the parties undertakings and obligations are limited to the performance of their obligation under this Agreement. Buyer acknowledges that it is a sophisticated investor, that it is undertaken and that the Shareholders have given Buyer such opportunities as it is requested to undertake, full investigation of the Business (including the Assets and the Companies books and records), that it has only a contractual relationship with the Shareholders, solely on the terms of this Agreement, that there is no special relationship of trust or reliance between Buyer and the Shareholders.

14.2. Further Assurances. The parties hereto each agree that they shall execute and, if appropriate, acknowledge, without any additional consideration, any and all additional and other documents, instruments and writings which may be necessary to, or which would reasonably facilitate, the vesting in Buyer of good and marketable title to the Shares as provided herein and to carry out the purposes of this Agreement, including specifically the Covenant of Non-Competition.

14.3. Attorneys Fees & Costs. In the event that any action or other formal proceeding is instituted to enforce or interpret any part of this Agreement, the party prevailing in such action or proceeding shall be entitled to recover, in addition to the prevailing partys costs of suit, such attorneys fees as the presiding tribunal deems to have been reasonably incurred by the prevailing party.

14.4. Binding Agreement. All terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective agents, servants, heirs, executors, administrators, affiliates, subsidiaries, associates, employees, successors and assigns.

14.5. Captions. All captions (paragraph headings) set forth in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed to define, limit, interpret, prescribe or describe the scope or intent of this Agreement, meaning, and shall not be considered for such purposes, or any part hereof, nor affect it.

14.6. Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile signatures, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same document.

14.7. Entire Agreement. This Agreement, together with all Ancillary Documents, Schedules and Exhibits, is an integrated document containing and expressing all terms, covenants, conditions, warranties and agreements of the parties hereto relating to the subject matter hereof. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superceded by this Agreement and the Ancillary Documents, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth herein or in any Exhibit or Schedule delivered in connection herewith or therewith.

14.8. Amendment Only by Writing. This Agreement cannot be amended, altered or modified, except in writing signed by the parties hereto.

14.9. Definition of Writing. All references in this Agreement to &#x201Cwritten&#x201D consents, notices or other documentation required to be given, received or obtained, shall mean a writing (printed, typewritten or handwritten) actually signed by the party giving such consent, notice or otherwise, with the intent to give such consent, notice or otherwise, free from duress, undue influence, fraud and coercion.

14.10. Gender; Plural and Singular. Whenever required by the context hereof, the singular shall be deemed to include the plural, the plural shall be deemed to include the singular, the masculine the feminine, and the neuter gender shall be deemed to include the others.

14.11. Governing Law. This Agreement shall be interpreted, construed and governed by, in accordance with and consistent with the laws of the State of New York which shall apply in all respects, including statutes of limitations, to any disputes or controversies arising out of or pertaining to this Agreement.

14.12. Neither Party to be Deemed Drafter. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein shall not be interpreted against either party on the basis that such party was the drafter hereof, but instead shall be interpreted according to the application of rules for the interpretation of contracts, if such an uncertainty or ambiguity exists.

14.13. Notices. Any notice required or permitted to be given hereunder shall be so given by registered or certified (return receipt requested) United States Postal Service mail, postage prepaid, unless a notice transmitted in said manner is returned to the sender as unclaimed, refused or undeliverable, or unless the party giving notice has a good faith reason to believe that a notice transmitted in said manner will be so returned, in which case such notice may be given, at the senders option, by personal service or by first class mail provided that such alternative method is effectuated by a disinterested party who attests thereto by a written declaration under penalty of perjury. Any such notice shall be addressed to or delivered to the recipient as follows:

In the case of: Addressed to:

14.13.1. SHAREHOLDERS:

See Exhibit A

14.13.2. BUYER :

Advanced Oxygen Technologies, Inc. 133 W 13th St, Suite #5, New York, NY 10011 or

In the event that notice is transmitted by U.S. Mail, such notice shall be deemed to have been received by the addressee and service thereof shall be effective, five (5) days following deposit thereof with the United States Postal Service, or upon actual receipt, whichever first occurs, unless the address for delivery is not within one of the United States or its territories or possessions, in which case service shall be elective seven (7) days following deposit, or upon actual receipt whichever first occurs. A party may change the above specified address by giving the other party notice of the new address in the manner above-prescribed for all notices.

14.14. Relationship of Parties. Neither party to this Agreement shall be deemed, in any way, nor construed to be, the partner, joint venturer, agent, employee or servant of the other, their entire relationship being that of seller and buyer only, as independent contracting parties other than one of the Shareholders, Borkwood Development Limited is also a non controlling shareholder of AOXY in the NASDAQ public market in the USA.

14.15. Severability. In the event that any term, provision, clause, article, condition or other portion of this Agreement, Ancillary Documents, the Schedules or Exhibits is determined to be invalid, void or unenforceable by a forum of competent jurisdiction, the same shall not affect any other term, provision, clause, article, condition or other portion hereof and the remainder of this Agreement shall remain in full force and effect, as if such invalid, void or unenforceable term, provision, clause, article, condition or other portion of this Agreement did not appear herein.

14.16. Interdependence. It is understood and agreed that terms and conditions of this Agreement are dependent upon the terms and conditions of the other agreements executed and delivered between and among the parties, including, but not limited to, those agreements recited in Section 6, and any Schedules or Exhibits. Any right or liability conferred in or representation or warranty made under any one of the agreements shall be considered a right of liability or representation or warranty made under all, including, but not limited to rights of set-off and indemnification.

IN WITNESS WHEREOF, the parties have subscribed their names to this Agreement or, in the case of corporate parties, have (or have caused their duly-authorized officers, as the case may be) to execute this Agreement, effective on the date first written above.

Signatures:

BUYER:

Advanced Oxygen Technologies, Inc.

By:/s/ Robert Wolfe Date: February 3, 2006

Name:Robert Wolfe

Title: Chairman, CEO

SHAREHOLDERS:

Signatures

First Last Signature Date

Borkwood Developments Limited

By:________________________ Date:

Name:______________________ Witness:

Title: ______________________ Name:

Exhibits

Schedule 1

Delivered Documents

GENERAL INFORMATION

Board of Directors, Listing, Officers and terms

Bylaws as amended

Certificate of Good Standing

Copy of 1 Years Business Tax Return.

Copy of Certificate of Incorporation.

Current Shareholders (owners) - Name of %5+ owners

Federal Tax I.D. # (same if outside U.S.)

Financials

Line of Credit Agreements

Resumes of management

Lease Contract

Danish Tax Certificate

Exhibit A

Shareholders

First	Last	Address	City	Country	Fax	No of Shares	% Onwership
Borkwood	Developments Ltd.	103 Kinsgway	London	United Kingdom	44 870 132 0031	300,000	100

Borkwood Development Ltd:

Directors: Hanna Van Breukelen, Amsterdam, Nederlands.

Secretary. Aage Madsen, Voervadsbro, Skanderborg, Denmark

Exhibit C

Audited Financial Statements

See attached:

1. Anton Nielsen Vojens ApS Pro Forma Financial Statements as of January 27, 2006.

2. Anton Nielsen Vojens ApS Consolidated Financial Statements as of 30-Sep-05, 30-Sep-04 (together with Auditors Report)

Exhibit D Lease Contract (see attached)

Exhibit II Lease

Matr. nr. 1446 Vojens Ejerlav, Vojens Anmelder:

Beliggende:

Ostergade 67, 6500 Vojens

LEJEKONTRAKT

Undertegnede: Anton Nielsen Vojens ApS.

(UDLEJER) Jollen 3,

Bork Havn,

6893 Hemmet

og

medundertegnede Statoil A/S

(LEJER) Sankt Annae Plads 13

1299 Kobenhavn K

har d.d. indgaet folgende lejeaftale angaende den pa bilag A viste ejendom matr. nr. 1446 Vojens Ejerlav, Vojens, beliggende Ostergade 67, 6500 Vojens.

1.0 Det lejedes omfang.

1.1 UDLEJER udlejer til LEJER den pa bilag A viste grund pa 3992 m2 matr. nr. 1446 Vojens Ejerlav, Vojens med det derpa opforte malervaerksted. Eksisterende bygninger udover malervaerksted kan nedrives af LEJER uden erstatning for UDLEJER.

2.0 Det Iejedes benyttelse.

2.1 Det lejede skal af LEJEREN anvendes at opfore Statoil/Mango service station med salg af motorbraendstoffer, drift af fast food/delikatesse restaurant og andre varer herunder alle former for dagligvarer, som saedvanligt saelges pa Statoil/Mango service stationer, men kan dog med UDLEJERS forudgaende skriftlige godkendelse anvendes til andet formal. LEJER er berettiget til for egen regning at opfore ovennaevnte service station pa ejendommen.

2.2 LEJEREN er selv ansvarlig for, at det lejede lovligt kan anvendes som ovenfor naevnt. LEJEREN er ansvarlig for, at indretningen og den faktiske brug af det lejede sker i overensstemmelse med gaeldende lovgivning i hele lejeperioden.

3.0 Fremleje/afstaelse m.v.

3.1 LEJER har ret til at fremleje eller bortforpagte det lejede til en person eller et selskab, der agter at fortsaette tankstationsdriften, medmindre UDLEJER har vaegtige grunde, f.eks. den nye lejers darlige okonomi eller manglende branchekendskab, til at modsaette sig dette.

3.2 LEJER har ret til at afsta lejemalet til et andet selskab, til hvem LEJER overdrager sin virksomhed med salg af motorbraendstoffer. LEJER har endvidere ret til afsta lejemalet to en anden lejer indenfor samme branche, med mindre UDLEJER har vaegtige grunde, f.eks. den nye lejers darlige okonomi eller manglende branchekendskab, til at modsaette sig dette.

3.3 Safremt lejemalet med den ny lejer, til hvem LEJER matte afsta lejemalet, ophorer pa grund af misligholdelse, har LEJER ret til at genindtraede i lejemalet pa betingelse af, at LEJER inden 14 dage efter UDLEJERS pakrav godtgor UDLEJER alle dokumenterede omkostninger til daekning af leje- restance, omkostninger ved udsaettelse op UDLEJERS ovrige udgifter: forbindelse med lejemalets ophor.

4.0 Lejemalets begyndelse og ophor.

4.1 Lejemalet tager sin begyndelse den 1. november 1998.

4.2 Lejemalet er fra UDLEJERS uopsigeligt indtil 1. november 2018. LEJER kan efter udlobet af anforte uopsigelighedsperiode forlange uopsigelighedsperioden forlaenget med 10 ad gangen pa uaendrede vilkar.

4.3 Efter udlobet af uopsigelighedsperioden med eventuel forlaengelse efter pkt. 42, kan lejemalet af hver af parterne opsiges med 6 maneders varsel til ophor den forste i en maned, tidligst den 1. i den maned der indtraeder 6 maneder efter uopsigelighedsperiodens ophor.

5.0 Lejens storrelse og regulering.

5.1 Lejen fastsaettes som folger:

Lejebelob kr. 300.000,- p.a. der betales kvartalsvis forud. Forste gang 1. november 1998 betales dog forste ars leje kr. 300.000,- forud. Den 1. november 1999 og 1. november 2000 betales lejen ligeledes arligt forud. Fra 1. november 2001 betales kvartalsvis forud.

Hver den 1. januar pristalsreguleres den arlige leje, forste gang 1. januar 2000 med procentsats svarende til den procentuelle stigning/fald i nettoprisindekset fra 1. januar det foregaende ar til 1. januar i reguleringsaret. Den arlige leje kan aldrig nedsaettes til mindre end den arlige ydelse pr. 1. januar 1999.

Safremt det anvendte prisindeks afloses af et andet tilsvarende prisindeks, skal dette finde anvendelse. Safremt beregning af prisindeks ophorer eller dens beregningsmetode aendres, saledes at det bliver uegnet som grundlag for lejens regulering, er parterne enige om, at basere reguleringen pa et naermest tilsvarende omkostningsindeks.

UDLEJER afholder de pa ejendommen palagte skatter og afgifter herunder ogsa fremtidige stigninger.

Lejen er bortset fra de forannaevnte reguleringer, fast i hele lejeperioden.

5.2 Lejebelob i pkt. 5.1.1 tillaegges den til enhver tid gaeldende moms, p.t. 25%.

6.0 El, vand varme og forsikring.

6.1 Samtlige udgifter t0 der lejedes forsyning mod el, vand, vandafgift, varme og renovation afholdes af LEJEREN der registreres som selvstaendig bruger hos forsyningsselskaberne m.v.

7.0 Vedligeholdelse.

7.2 LEJER vedligeholder den pa ejendommen vaerende malervaerkstedsbygning.

8.0 Renholdelse.

8.1 LEJER sorger for egen regning for renholdelse af det lejede samt fejning, snerydning og, glatforebekaempelse af fortov, gade m.v., som benyttes af LEJER ifolge Bilag A.

9.0 Forandringer af eksisterende bygninger.

9.1 LEJER har tilladelse fra UDLEJER til at nedrive malervaerkstedet, nar lejemalet af dette matte ophore.

LEJER afholder selv alle omkostninger ved nyetablering eller forandringer i bygning eller tekniske anlaeg og drager selv omsorg for myndighedsgodkendelser.

10.0 Det lejdes overlevering og aflevering ved fraflytning.

10.1 Det lejede overtages i den stand det forefindes ved lejemalets begyndelse.

10.2 Ved lejemalets ophor afleverer LEJER ejendommen i paen og ryddelig stand. Servicestationens installationer fjernes af LEJER, ligeledes bygninger safremt pakrav herom fremsaettes af UDLEJER.

11.0 Skiltning.

11.1 LEJER hat ret tit at etablere nodvendig skiltning for drift af service station. LEJER sorger selv for opfyldelse af evt. myndighedskrav.

12.0 Miljo.

12.1 LEJER skal for egen regning sorge for oprydning efter evt. spild/udslip af olieprodukter i lejeperioden i der omfang miljokontrollen kan stille krav herom.

Ved lejemalets ophor skal LEJER ivaerksatte sadanne foranstaltninger som miljomyndighederne kan kraeve ivaerksat.

12.2 Evt. forurening hidrorende fra tiden for lejemalets indgaelse er LEJER uvedkommende.

13.0 Konkurrence.

13.1 UDLEJER er ikke berettiget til at etablere konkurrerende virksomhed til Statoil servicestation, herunder salg af dagligvarer og drift af polsebod i Vojens,

14.0 Forlejeret/forkobsret.

14.1 Onsker UDLEJER indenfor en periode af 6 maneder efter lejemalets ophor at genudleje det lejede, skal LEJER have forlejeret til det lejede pi vilkar som beviseligt kan opnas ved udleje til 3. mand mod acceptfrist pa 14 dage fra modtagelse af dokumentation for 3.diemands tilbud.

14.2 Onsker UDLEJER at saelge ejendommen, skal denne kontrakt ikke vaere tit. hinder herfor, men LEJER skal have forkobsret til det lejede pa vilkar, som kan dokumenteres at kunne opnas fra 3. mand med 14 dage acceptfrist fra modtagelse af dokumentation for tredjemands tilbud.

15.0 Lejemalets ophor.

15.1 Ved lejemalets ophor skal LEJERS skriftlige opsigelse tjene UDLEJER som tilstraekkelig fuldmagt tit at begaere de i.h.t, foranstaende tinglyste rettigheder slettet af tingbogen.

15.2 Omkostninger i forbindelse med tinglysning og aflysning afholdes af LEJER,

16.0 Kontraktomkostninger.

16.1 LEJER afholder omkostninger til stempling af naervaerende lejekontrakt i overensstemmelse med stempellovens bestemmelser herom.

16.2 I tilfaelde af advokat/revisor medvirken betaler hver part egen advokat/revisor.

17.0 Andet

17.1 Udover foranstaende bestemmelser gaelder de i vedlagte kontraktformular (Boligministeriets formular 57 HI) anforte generelle vilkar.

17.2 LEJER indtraeder i UDLEJERS rettigheder og forpligtelser i lejemalet mod autolakerer Tonny Spiegelhauer.

17.3 Lejemalet er betinget af myndighedernes endelige tilladelser.

17.4 Lejemalet er betinget af at deklaration fra Chevron Oil A/S er aflyst.

17.5 Lejemalet er betinget af at ejendommen er frigjort for enhver haeftelse inklusive kreditforeningens pantebrev ved lejemalets begyndelse.

18.0 Tinglysning.

18.1 LEJEREN er berettiget ti] et tinglyse de af naervaerende kontrakt folgende rettigheder, herunder den punkt 14 naevnte forlejeret og forkobsret, pa matr. nr. 1446, Vojens Ejerlav, Vojens, med respekt af de pa denne ejendom pa tinglysningstidspunktet lyste og servitutter.

Dato: Dato: 26, Oktober 1998.

For UDLEJER: For LEJER:

STATOIL A/S

Anton Nielson Vojens Aps Erik Leegaard Christensen

Bent Pedermn

Exhibit III AUDITED FINANCIAL STATEMENTS

ANTON NIELSEN VOJENS APS

Financial Statements for the year ended and the period ended September 30, 2003, September 30, 2004 and September 30,  2005.

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of the Company

Page
Report of Independent Auditors.....................................................................................................................	F-2
Balance Sheets at September 30, 2003, 2004 and 2005................................................................................	F-3
Statements of Operations for the years ended September 30, 2003, 2004 and 2005.......................................	F-4
Statements of Shareholders’ Equity for the Periods ended September 30, 2003, 2004 and 2005...................	F-5
Notes to Financial Statements..........................................................................................................................	F-6

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders

Anton Nielsen Vojens ApS

We have audited the accompanying balance sheets of Anton Nielsen ApS as of September 30, 2003, 2004 and 2005 and the related statements of operations and shareholders equity for each of the periods. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the  financial position of Anton Nielsen Vojens ApS at September 30, 2003, 2004 and  2005 and the results of its operations for each of the periods, in conformity with accounting principles generally accepted in the United States of America.

Soren Jonassen

State Authorized Public Accountant

Copenhagen, Denmark

January 27, 2006

Anton Nielsen Vojens ApS

BALANCE SHEETS

	Year Ended Sept. 30
	2003	2004	2005
	DKK	DKK	DKK
ASSETS
Fixed assets:
Land and buildings........................................................................	1,268,058	1,236,356	1,204,654
Total fixed assets......................................................................	1,268,058	1,236,356	1,204,654

Current assets:
Cash and cash equivalents............................................................	0	131,689	0
Other current assets......................................................................	126,067	0	195,563
Total current assets...................................................................	0	131,689	0
Total assets................................................................................	1,394.125	1,368,045	1,400,217

LIABILITIES AND SHAREHOLDERS’ EQUITY
Equity:
Share capital.................................................................................	300,000	300,000	300,000
Retained ernings...........................................................................	9,665	149,500	149,500
Proposed dividends.....................................................................	200,000	170,000	0
Total equity..................................................................................	509,665	449,500	345,486

Provisions:
Provision for defferred tax............................................................	46,078	61,181	54,239
Total provisions..........................................................................	46,078	61,181	54,239

Long-term liabilities:
Credit institutions..........................................................................	660,407	629,302	600,000
Total long-term liabilities................................................................	660,407	629,302	600,000

Current liabilities:
Curernt portion of long-term debt..................................................	25,778	29,417	29,164
Crefit institutions..........................................................................	25,063	0	31,868
Provision for interest payable........................................................	0	0	0
Trade payables............................................................................	52,750	52,750	52,750
Income taxes...............................................................................	0	49,736	49,120
Other payables.............................................................................	74,384	77,987	133,576
Total current liabilities...............................................................	177.975	203.636	296,478
Total liabilities and shareholders’ equity.....................................	1,394.125	1,368,045	1,400,217

                                                                        See accompanying notes.

Anton Nielsen Vojens ApS

STATEMENTS OF OPERATIONS

	Year Ended September 30
	2003	2004	2005
	DKK	DKK	DKK

Revenue............................................................	369,378	337,125	342,970
Costs................................................................	38,339	25,028	68,850
Gross profit.........................................................	331,039	312,097	274,120

Depreciations....................................................	31,702	31,702	31,702

Operating profit...................................................	299,337	280,395	242,418

Financial income.............................................	3,530	3,105	104
Finacial expenses............................................	50,399	48,786	46,453

Profit before taxes...............................................	252,468	234,714	196,069

Tax on profit...................................................	78,118	79,453	50,494

Net profit for the year.........................................	174,350	164,261	145,575

                                                                        See accompanying notes.

Anton Nielsen Vojens ApS

STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Shares	Retained Earnings	Total
	US$	US$	US$

Balance at September 30, 2003.	300,000	9,665	309,665

Net income (loss)........		164,261	164,261

Balance at September 30, 2004.	300,000	3,925	303,925

Net income (loss)........		145,575	145,575

Balance at September 30, 2005.	300,000	149,500	449,500

Net income (loss)........		(104,014)	(104,014)

Balance at December 31, 2005.	300,000	45,486	345,486

                                                                        See accompanying notes.

NOTES TO FINANCIAL STATEMENTS

1.         Summary of Significant Accounting Policies

Description of Business

The Company is investing in and administrating real estate. The company is focusing on finding new attractive real estate to invest in during the year 2006.

Reporting currency

The functional currency of the Company is the DKK.

Risks and uncertainties

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents represent cash and short-term deposits with maturities of less than three months at the time of purchase.

Land and Buildnings

Land and buildings are carried at cost and depreciated on a straight-line basis over the expected useful lives.

Revenue recognition

Revenues from services are recognized at the date of delivery of the service. Subscriptions are recognized over the subscription period.

Concentration of credit risk

Cash and cash equivalents are, for the most part, maintained with major financial institutions in Denmark.

Income taxes

The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.

2.         Depreciations

	Sep. 30,
	2003	2004	2005
	DKK	DKK	DKK
Land and buildings.........................................................	31,702	31,702	31,702
	31,702	31,702	31,702

3.         Land and buildings

            Equipment, and improvements consisted of the following:

	Sep 30
	2003	2004	2005
	DKK	DKK	DKK
Land and buildings..........................................................	1,585,078	1,585,078	1,585,078

Less accumulated depreciation.......................................	317,020	348,722	380,424
Net land and buildings................................................	1,268,058	1,236,356	1,204,654

4.         Commitments

The company does not have any commitments.

5.         Related party transactions

The Company has no transactions with related parties.

Exhibit IV PRO FORMA FINANCIAL STATEMENTS

ADVANCED OXYGEN TECHNOLOGIES, INC &
ANTON NIELSEN VOJENS APS

PROFORMA BALANCE SHEET

	June 30, 2005
	Anton Nielsen Vojens ApS	Advanced Oxygen Technologies, Inc	Combined
ASSETS

Current assets:
Cash and cash equivalents
Other current assets	16,337		16,337
Total current assets	16,337		16,337

Fixed assets:
Land and buildings	195,577		195,577
Total fixed assets	195,577		195,577

Other assets:
Investment in Mobile Group, Inc.		-	-
Total assets	211,915		211,915

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities:
Accounts Payable		48,690	48,690
Payroll and sales taxes payable		37,515	37,515
Current portion of long-term debt	4,704		4,704
Credit institutions			-
Provision for interest payable			-
Trade payables	8,508		8,508
Income taxes	1,290		1,290
Other payables	21,124		21,124
Total current liabilities	33,046	86,205	119,251

Provisions:
Provision for defferred tax	9,868		9,868
Total provisions	9,868		9,868

Long-term liabilities:
Due to Officer		17,545	17,545
Credit institutions	99,489		99,489
Total long-term liabilities	99,489	17,545	117,034

Equity:
Share capital	48,387		48,387
Retained ernings	21,125		21,125
Proposed dividends			-
Convertible preferred stock, Series 2, par value $0.01; authorized 10,000,000 shares;
issued and outstanding 5,000 shares liquidating preference $25,000		50	50

Convertible preferred stock, Series 3, par value $0.01; authorized and issued,			-
1,670,000 shares		16,700	16,700

Convertible preferred stock, Series 4; issued and outstanding,			-

Convertible preferred stock, Series 5; issued, 1 share			-

Common stock, par value $0.01; authorized, 90,000,000 shares; issued
46,973,585 shares		469,736	469,736

Additional paid-in capital		20,628,396	20,628,396

Accumulated deficit		(21,211,348)	(21,211,348)

Less treasury stock, at cost		(7,284)	(7,284)

1,670,000 shares of convertible preferred stock, Series 3			-
1,120,000 shares of common stock			-
Total equity	69,512	(103,750)	(34,238)

Total liabilities and shareholders equity	211,915		211,915

ADVANCED OXYGEN TECHNOLOGIES, INC
ANTON NIELSEN VOJENS APS
PROFORMA INCOME STATEMENT
(USD)

	12 Months Ending 30-Jun-05			3 Months Ending 30-Sep-05
	Anton Nielsen Vojens Aps	Advanced Oxygen Technologies Inc.	Combined	Anton Nielsen Vojens Aps	Advanced Oxygen Technologies Inc.	Combined
Revenues

Revenues	54,541		54,541	14,371		14,371
Costs	11,984		11,984	130		130
Gross Profit	42,556		42,556	14,241		14,241

Costs and Expenses

Depreciations	5,113		5,113	1,278		1,278
Professional fees- corporate		10,688	10,688			-
Transfer agent expense		2,125	2,125			-
Other costs and expenses-corporate		766	766			-
	5,113	13,579	18,692	1,278		1,278

Income from continuing operations before other income (expense) and income tax expense	37,443	(13,579)	23,864	12,963		12,963

Other income(expense)

Forgiveness of indebtedness		184,091	184,091			-
Financial Income	142		142			-
Financial Expense	(7,578)		(7,578)	(1,882)		(1,882)
	(7,436)	184,091	176,655	(1,882)		(1,882)

Income (loss) from continuing operations, before income tax expense	30,007	170,512	200,519	11,081		11,081

Income tax expense	3,153		3,153			-

Income (loss) from continuing operations	27,115	170,512	197,366	11,081		11,081

Discontinued IP Service operations, no tax effect		(204,058)	(204,058)

NET INCOME (LOSS)	27,115	(33,546)	(6,692)	11,081		11,081

Estimated amount of taxable operating results and cash: The estimated amount of taxable operating results and cash made available by operations will be $27,115 which is based on the most recent year's results and the assumption that there are no significant changes in operations.

ExhibitV PROMISSORY NOTE

PROMISSORY NOTE

Principal: $650,000.00 New York, NY

Interest: 5.00% per annum February 2, 2006

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Advanced Oxygen Technologies, Inc., (referred to herein below as &#x201CMaker&#x201D) promises to pay collectively and proportionately in the same proportions as the equity positions as defined by the Stock Acquisition Agreement (herein defined) to Borkwood Development Ltd. or to their assigns, successors or order (&#x201CHolder&#x201D), at Aarhus Denmark or at such other place as Holder may designate, the sum of Six Hundred and Fifty Thousand US Dollars ($650,000.00), in lawful money of the United States, together with interest thereon, and any other amounts due hereunder in the manner prescribed herein below.

This Promissory Note (this &#x201CNote&#x201D) is issued and delivered by Maker to Holder pursuant to that certain Agreement relating to the purchase and sale of all of the assets of Anton Nielsen Vojens APS; and that certain Stock Acquisition Agreement, effective as of February 2, 2006, among Advanced Oxygen Technologies, Inc. and Holder, relating to the purchase and sale of one hundred percent of the issued and outstanding capital stock of Anton Nielsen Vojens APS (the &#x201CStock Acquisition Agreement&#x201D or &#x201CAgreements&#x201D).

1 Interest (Time-Price Differential).

1.1 The unpaid balance of this Note shall accrue interest at the rate of Five Percent (5.00%) per annum, computed for the period commencing on the date of this Note and continuing thereafter until all obligations hereunder are satisfied in full

2 Installment Payments.

2.1 The obligation evidenced by this Note shall be paid in installments, as follows:

2.1.1 Commencing on April 2, 2006 and on the same day of each succeeding month thereafter, through and including the 2nd day of March, 2007, the sum of $55,664.84, payable by wire transfer of immediately available funds.

2.1.2 There shall be a ten (10) day grace period for all payments due under this Promissory Note.

3 &#x201CBalloon Payment&#x201D Statute Inapplicable.

3.1 No payment or payments required by the terms of this Note constitute a so-called &#x201Cballoon payment&#x201D. No notice of any balloon payment becoming due shall be required to be given by Holder and Maker hereby expressly waives the necessity of notice of any such payment and the benefit of any and all laws and statutes under any jurisdiction requiring such notice.

4 Application Of Payments.

4.1 All payments made by Maker hereunder shall be applied in accordance with the amortization schedule attached hereto as Schedule &#x201CA.&#x201D

5 Promise To Pay Unconditional.

5.1 Subject only to Section 11 hereof, Makers promise to pay the indebtedness evidenced by this Note is absolute and unconditional. Subject only to Section 11 hereof, the entire sum of principal and accrued interest thereon, as well as any other sum becoming due and payable by Maker under the terms of this Note shall become due and payable as specified herein without offset, reduction, contest or counterclaim of any type or nature whatsoever and without notice, except such notice as may be expressly required by statute.

6 Makers Right To Prepay Reserved.

6.1 As a material part of the consideration for the obligations created by this Note, Maker hereby executes same with the express understanding that Maker may, at Makers sole option, pay without penalty or other charge, any amount of the indebtedness evidenced by this Note at any time in advance of the due date thereof. In the event that any such prepayment is less than the amount then necessary to satisfy the entire unpaid principal balance and interest due at the time of such prepayment due under this Note, the monthly installments shall be recalculated to reflect the remaining principal due and shall accrue interest at the rate of five percent per annum thereforward.

7 Guarantor: All Obligations Secured.

7.1 The guarantor of the Note is Advanced Oxygen Technologies, Inc. (&#x201CGuarantor&#x201D). Subject only to Section 11 hereof, Guarantor absolutely, unconditionally and irrevocably guarantees to Holder the prompt and unconditional payment of all amounts payable hereunder, whether regular installment payments or, in the event of acceleration, the entire principal amount hereof, along with all accrued but unpaid interest thereon and any other sums which may be due under this Note and all renewals, extensions and modifications hereof (the &#x201CGuarantee&#x201D). Subject only to Section 11 hereof, the Guarantee is a guarantee of payment and not of collection, and the terms, covenants and conditions of the Guarantee and the obligations of Guarantor hereunder shall be continuing, absolute and unconditional under any and all circumstances and shall be performed by Guarantor without regard to (a) the validity, regularity or enforceability of this Note or any collateral security or guarantee therefor; (b) any defense or counterclaim that may at any time be available to or asserted by Maker against Holder and which constitutes, or might be construed to constitute, an equitable or legal discharge of Maker from this Note or Guarantor from the Guarantee, in bankruptcy or any other instance except as provided in Sections 11 and 12 hereof; (c) any law, regulation, or decree now existing or hereafter in effect that might in any manner affect any of the terms, covenants and conditions of this Note or the rights, powers or remedies of Holder hereunder as against Maker or that might cause or permit to be invoked any alteration in the time, amount or manner of payment or performance of this Note; or (d) the election of Holder to exercise any of its rights under this Note. Subject only to Section 11 hereof, it is the purpose and intent that the terms, covenants and conditions of the Guarantee and the obligations and liabilities of Guarantor hereunder shall be continuing, absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as provided herein. Guarantor expressly acknowledges that Holder is relying on the Guarantee in entering into the transactions contemplated by the Stock Acquisition Agreement. Until each and every term, condition and covenant of the Guarantee are fully performed, Guarantor shall not be released (a) by any act or thing which might, but for this Section 7.1, be deemed a legal or equitable discharge of the surety; (b) by reason of any waiver, extension, modification, forbearance or delay of Holder or Maker; (c) by Holders or Makers failure to proceed promptly or otherwise; or (d) by reason of any further obligation or agreement between Maker and Holder. Subject to Section 11 hereof, Guarantor expressly waives and surrenders any defense based upon any of the foregoing acts, things, agreements, waivers or any of them.

8 Definition Of Default.

8.1 Subject only to Section 11 hereof, Maker shall be deemed to be in default of its obligations under this Note (a &#x201CDefault&#x201D) in the event of any one or more of the following:

8.1.1 Any installment payment or payment of any other amount becoming due hereunder which is not received by Holder when due, after the expiration of the grace period.

8.1.2 Any breach of a representation or warranty or failure to comply with any covenant or agreement on the part of Maker under this Note (other than as set forth in Section 8.1.1), either of the Agreements or any other agreement executed in connection therewith, which is not bonded or otherwise secured or satisfied or cured by Maker within thirty (30) days from written notice thereof, provided that the method of such cure (whether by bonding or other security or satisfaction) is acceptable to Holder in Holders reasonable discretion.

8.1.3. Maker or Guarantor shall not, or either shall admit in writing its inability to, or either shall be generally unable to, pay its debt as such debts become due.

8.1.4. Subject to Section 11, Maker or Guarantor shall apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, make a general assignment for the benefit of its creditors, file a petition seeking to take advantage of any bankruptcy or related law, or take any action for the purpose of affecting any of the foregoing.

8.1.5. Any insolvency proceeding or similar process is commenced or filed against Maker or Guarantor.

8.1.6. A final judgment for the payment of money shall be rendered against Maker or Guarantor by a court or other entity having jurisdiction, provided same is not bonded, secured or otherwise satisfied within, provided that the method of such cure (whether by bonding or other security or satisfaction) is acceptable to Holder in Holders reasonable discretion.

8.1.7. Any non-monetary judgment, order or decree is entered against Maker or Guarantor which could reasonably be expected to have a material adverse effect on Maker or Guarantor, which is not bonded or otherwise secured or satisfied by Maker within thirty (30) days from written notice thereof, provided that the method of such cure (whether by bonding or other security or satisfaction) is acceptable to Holder in Holders reasonable discretion.

9. Holders Option To Accelerate In Event Of Default, Etc.

9.1 Notwithstanding and irrespective of the maturity date of this Note, in the event of any Default, Holder shall have the right, at Holders option, after ten (10) days notice to Maker, during which such period Maker shall have the right to cure the Default or Defaults specified in such notice, to declare the entire balance of the unpaid principal with accrued interest and any other sums becoming payable under the terms of this Note forthwith due and payable.

10. Holders Remedies Cumulative.

10.1 All remedies accorded to Holder under the terms of this Note and under the aforesaid Stock Acquisition Agreement shall be cumulative and additional each to the other and to any other rights or remedies associated with security interests in real property or other assets, under applicable law and equity. The exercise by Holder of any one right or remedy shall not constitute an exclusive election or waiver of any other right or remedy.

11. Set-Off.

11.1 Notwithstanding any other provision in this Note, Maker and Guarantor shall have the right to set off, in direct order of maturity, against any payments due under this Note any and all amounts owed to Maker pursuant to the Stock Acquisition by reason of Holders breach of a representation or warranty under the Stock Acquisition Agreement, and not paid, provided that Maker shall provide Holder with written notice of the amount to be set off and the reasons therefore (a &#x201CSet-Off Notice&#x201D) at any time prior to the date or dates on which Maker intends to apply a set-off from the amount due under this Note. If, after its receipt of a Set-Off Notice and payment by Maker of any amount due under this Note less the amount set-off by Maker, Holder disagrees with the amount of or reason for the set-off specified in a Set-Off Notice, Holder shall be prohibited from declaring the obligations under this Note, by reason of the set-off, to be in default and, upon Holders notice thereof to Maker, the parties shall attempt to resolve the matter in good faith. Failing such resolution, Holder may seek an equitable resolution in a court of law, and during such time as the matter is pending and until the matter is finally and judicially resolved, Holder shall be prohibited from declaring the obligations under this Note, by reason of the set-off, to be in default.

11.2 If Maker exercises its right of set-off in good faith and it is subsequently determined that such exercise was unwarranted, Maker shall promptly pay all amounts improperly set off, plus interest from the date of the set-off until the date of the payment at the rate of 12% per annum, and upon such payment Maker shall be deemed to be in full compliance with its obligations under this Note.

12. Reduction of Balance as Payment for Certain Claims.

12.1 Notwithstanding anything else in this Note or the Agreements to the contrary, Maker and Holder and Guarantor mutually understand and agree that any amounts owed in connection with any successful claim by Maker in connection with breaches of any of the representations and warranties under the Agreements shall first be satisfied by applying such amounts against the balances then owed under this Note and, to the extent such balances are insufficient to satisfy such amounts, against the principal amount of this Note (it being mutually understood and agreed that Holders aggregate joint and several liability with respect to breaches of the representations and warranties set forth in Section 7.2.11 of the Stock Acquisition Agreement shall be limited to $650,000.00, and Holders and Sellers aggregate joint and several indemnification obligations under the Stock Acquisition Agreement (after taking into account the full exercise by Maker of its set-off rights under this Note) shall be limited to the aggregate amount of funds actually received by Holder and Seller under the Stock Acquisition Agreement, as applicable).

13. Representations and Warranties.

13.1 Maker and Guarantor, jointly and severally, hereby represent and warrant to Holder as follows:

13.1.1 Maker and Guarantor have full right, power, authority and capacity to execute and deliver this Note and any other documents and instruments required to be executed and delivered hereunder, and to perform their obligations under this Note and such other documents and instruments. Makers and Guarantors execution and delivery of and performance under this Note has been duly authorized by all necessary action of Maker or Guarantor, as applicable, and this Note constitutes the valid and binding obligation of Maker and Guarantor, enforceable against Maker and Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity.

13.1.2 The execution, delivery and performance of this Note by Maker and Guarantor, and the consummation by Maker and Guarantor of the transactions contemplated hereby, will not (i) violate any constitution, statute, regulation, rule or other restriction of any government or government agency to which Maker or Guarantor is subject; (ii) conflict with, or result in the breach or termination of, or constitute a default under, any agreement, commitment or other instrument, or any order, judgment or decree, to which Maker or Guarantor is a party or by which Maker or Guarantor is bound (including, in the case of Guarantor, Guarantors Articles of Incorporation or Bylaws); or (iii) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Maker or Guarantor.

13.1.3 No consent, notification, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other party is required on the part of Maker or Guarantor in connection with the execution, delivery and performance of this Note.

14. Provisions Common To Entire Note.

The following terms shall apply to the obligations arising under this Note in its entirety:

14.1.1 Attorney Fees & Costs. Maker expressly agrees that, in the event of commencement of a suit, collection action, foreclosure or other action (&#x201CAction&#x201D) to enforce or interpret any provision of this Note, and in the event that such Action is successful, and not set-off by any right of Maker to set-off as provided herein, Holder shall be entitled to also recover from Maker, in addition to all unpaid principal and interest, all costs of such Action as well as all reasonable attorneys fees incurred by Holder in connection therewith and interest thereon as provided for herein. Such amounts shall be paid by Maker within five (5) days of receipt of written notice from Holder.

14.1.2 Gender Plural and Singular. Whenever required by the context hereof, the singular shall be deemed to include the plural, the plural shall be deemed to include the singular, the masculine the feminine, and the neuter gender shall be deemed to include the others.

14.1.3 Governing Law. This Note shall be interpreted, construed and governed by, in accordance with and consistent with the laws of the State of New York, which shall apply in all respects, including statutes of limitations, to any disputes or controversies arising out of or pertaining to this Note.

14.1.4 Method of Giving Notices. Any notice required or permitted to be given hereunder shall be so given personally, by facsimile, by nationally recognized overnight delivery service, or by registered or certified (return receipt) United States Postal Service mail, postage pre paid, unless a notice transmitted in said manner is returned to the sender as unclaimed, refused or undeliverable, or unless the party giving notice has a good faith reason to believe that a notice transmitted in said manner will be so returned, in which case such notice may be given, at the senders option, by personal service or by first class mail provided that such alternative method is effectuated by a disinterested party who attests thereto by a written declaration under penalty of perjury in a form authorizing service by mail. Any such notice shall be addressed to or delivered to the recipient as follows:

In the case of : Addressed to:

Maker: Advanced Oxygen Technologies, Inc.

133 W 13th Street, Suite #5

New York, NY 10011

Guarantor: Advanced Oxygen Technologies, Inc. 133 W 13th St, Suite #5, New York, NY

Holder: Borkwood Development Ltd. Kingsway House, 103 Kingsway, London UK WC2B 6AW England.

In the event that notice is given personally or by facsimile, such notice shall be deemed to have been received on the date sent. In the event that notice is given by nationally recognized overnight delivery service, such notice shall be deemed to have been received on the first business day following deposit thereof with such delivery service. In the event that notice is transmitted by U.S. Mail, such notice shall be deemed to have been received by the addressee and service thereof shall be effective five (5) days following deposit thereof with the United States Postal Service, or upon actual receipt, whichever first occurs, unless the address for delivery is not within the United States or its territories or possessions, in which case service shall be effective seven (7) days following deposit thereof, or upon actual receipt, whichever first occurs. A party may change the above specified address by giving the other party notice of the new address in the manner above prescribed for all notices.

15. Rights of Holder.

15.1. Holder may, without notice thereof, extend time of payment and accept partial payment, before or after maturity, without thereby changing or releasing the liability of Maker or any other party on this Note; and Maker and Guarantor, and all other parties liable hereon, hereby waive presentment for payment, demand, notice of non-payment and protest, diligence in enforcement and indulgences of every kind.

16. Terms Binding on Successors, Etc.

16.1 All terms and conditions set forth in this Note shall be binding upon and be observed by the successors, permitted assigns, representatives, trustees, and receivers of Maker and Guarantor and the successors, assigns, representatives, trustees, and receivers of Holder. Neither Maker nor Guarantor shall assign their duties or obligations hereunder without the prior written consent of Holder, which may be withheld in Holders sole and absolute discretion. This Note may be assigned in whole or in part by Holder without the consent of Maker or Guarantor.

17. Severability.

17.1 In the event that any term, provision, clause, article, condition or other portion of this Note is determined to be invalid, void or unenforceable by a forum of competent jurisdiction, the same shall not affect any other term, provision, clause, article, condition or other portion hereof and the remainder of this Note shall remain in full force and effect, as if such invalid, void or unenforceable term, provision, clause, article, condition or other portion of this Note did not appear herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Maker has executed and Guarantor has caused its duly authorized officers to execute this Note on the date and in the place first written above.

Maker:

Advanced Oxygen Technologies, Inc.

By: _____________________________________

Robert E. Wolfe

Name: Advanced Oxygen Technologies, Inc. President